Exhibit 99.1

FOR IMMEDIATE RELEASE

Bristol-Myers Squibb Announces Post-Closing Leadership Team

•	Experienced leadership team and evolved structure position company to drive in-line business, launch new products and create long-term value through broad pipeline

•	Company well positioned for long-term growth, with strategic focus on Oncology, Hematology, Immunology, Cardiovascular, and Fibrosis

(NEW YORK, June 5, 2019) – Bristol-Myers Squibb Company (NYSE:BMY) today announced the future leadership team of the combined company effective upon completion of the company’s pending merger with Celgene Corporation (NASDAQ:CELG).

The company is evolving key aspects of its R&D and Commercialization structure to drive the continued growth of a highly successful marketed portfolio, maximize the six near-term launch opportunities and deliver the value of the combined pipeline, all guided by its continued mission of serving patients with serious disease. The business will be supported by a lean infrastructure to enable efficiency and agility.

“I’m looking forward to working with this Leadership Team as we combine the strengths of Bristol-Myers Squibb and Celgene to enhance the value of our marketed portfolio, deliver six significant new product launches and realize the full potential of our deep and broad pipeline,” said Giovanni Caforio, M.D., Chairman and Chief Executive Officer of Bristol-Myers Squibb. “We are building on a strong track record of best-in-class commercial execution, industry-leading science and a culture of collaboration and innovation. Together, we will create the leading biopharma company, one that will be known for pursuing the best science to create highly innovative medicines that bring meaningful benefits to patients and value to shareholders.”

Research & Development

The new structure will focus on the innovation core to both companies’ success, pairing internal discovery with strong partnerships that provide access to external innovation. To deliver on the full value of its R&D capabilities, Bristol-Myers Squibb is evolving the structure and leadership around two core functional areas, Research & Early Development (R&ED) and Global Drug Development.

Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil., will serve as President, Research & Early Development, reporting to Caforio and serving as a member of the Leadership Team. Vessey is the current President, Research & Early Development at Celgene. Under Vessey’s leadership, the R&ED organization will work as a cohesive unit across Discovery, Early Development and Translational Medicine to advance promising assets through the early pipeline. Vessey will oversee the company’s expanded range of discovery platforms to drive scientific advancements across therapeutic areas and will work closely with Business Development to identify external sources of innovation.

Samit Hirawat, M.D., will join Bristol-Myers Squibb as the Chief Medical Officer, Global Drug Development, leading the development organization across therapeutic areas. Hirawat will report to Caforio and will serve as a member of the Leadership Team. Hirawat will be joining from Novartis where he was most recently Executive Vice President and Head of Oncology Development. Hirawat brings extensive experience in a range of roles in drug development. Under his leadership, the development organization will ensure progression of pipeline assets from proof-of-concept to commercialization through world-class clinical trial design and operations.

Tom Lynch, M.D., will continue to serve as Executive Vice President & Chief Scientific Officer, reporting to Caforio and serving as a member of the Leadership Team until he departs the company by October 1, 2019, to pursue opportunities in healthcare. Lynch has played a significant role in evolving R&D, including enhancing the company’s translational medicine capabilities and increasing its focus on disease biology and data and analytics.

“I want to thank Tom for joining the company from our Board of Directors, for his leadership as Chief Scientific Officer in building new capabilities in R&D and for his support during this period of transition,” said Caforio.

Commercialization

With nine $1 billion-plus marketed products, six near-term launch opportunities and four strengthened global franchises of Oncology, Hematology, Immunology and Cardiovascular, our combined company is well positioned for continued growth.

Two experienced and proven leaders will work closely together to ensure that Bristol-Myers Squibb’s commercialization organization continues to deliver superior in-market performance and successfully launch new products, leveraging existing strong capabilities across the entire portfolio.

Chris Boerner, Ph.D., will continue in his role as Executive Vice President and Chief Commercialization Officer, reporting to Caforio and serving as a member of the Leadership Team. Boerner is currently responsible for commercial strategy and execution for the BMS portfolio across all geographies. Following transaction close, he will assume an expanded role, overseeing the combined company’s Oncology, Immunology and Cardiovascular global businesses, Worldwide Value, Access and Pricing, and Worldwide Commercial Operations. The Global Medical organization will also report to Boerner following the transaction close.

Nadim Ahmed will serve as President, Hematology, reporting to Caforio and serving as a member of the Leadership Team. Ahmed is the current President, Global Hematology & Oncology at Celgene. Following transaction close, Ahmed will oversee the company’s Hematology business including Cell Therapy. Ahmed brings deep expertise in Hematology, an area of critical importance for the combined company’s near-term success, including four potential near-term launches.

Chief Financial Officer

David Elkins, who is currently the Chief Financial Officer of Celgene, will be appointed the company’s Executive Vice President and Chief Financial Officer, reporting to Caforio and serving as a member of the Leadership Team. Elkins has a long career in finance, including roles of increasing responsibility at Johnson & Johnson and AstraZeneca and as the Chief Financial Officer of Becton Dickinson. Elkins will have oversight of the Finance organization, Business Insights & Analytics and Procurement.

Following transaction close, Charles Bancroft will work closely with Elkins to ensure an effective transition of all financial and operational matters. He will also continue with the company as Executive Lead for Integration, reporting to Caforio and serving as a member of the Leadership Team, until he retires from the company during 2020 after 35 years of service.

Caforio commented, “I would like to thank Charlie for his extraordinary contributions during his 10 years as Chief Financial Officer and for his partnership and support. Charlie has played a significant leadership role in driving our company strategy, leading our transformation and executing important business development activities, including the acquisition of Celgene. I appreciate Charlie’s commitment to lead the integration to help make this combination a reality.”

As previously announced, Caforio will continue to serve as Chairman of the Board and Chief Executive Officer of the Company. Below is the full Bristol-Myers Squibb post-closing Leadership Team announced today:

•	Nadim Ahmed, President, Hematology
•	Charlie Bancroft, Executive Lead for Integration
•	Paul Biondi, Head, Strategy and Business Development
•	Chris Boerner, Ph.D., Executive Vice President & Chief Commercialization Officer
•	Adam Dubow, Chief Compliance Officer*
•	Joseph Eid, M.D., Head, Global Medical Affairs**
•	John Elicker, Head, Corporate Affairs and Investor Relations
•	David Elkins, Executive Vice President & Chief Financial Officer
•	Samit Hirawat, M.D., Chief Medical Officer, Global Drug Development
•	Severine Lacourt, Chief of Staff to the Chief Executive Officer
•	Sandra Leung, Executive Vice President & General Counsel
•	Ann Powell, Chief Human Resources Officer
•	Lou Schmukler, President, Global Product Development & Supply
•	Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil., President, Research & Early Development
•	Paul von Autenried, Chief Information Officer

*Adam Dubow will continue to report to Sandra Leung, Executive Vice President & General Counsel
**Joseph Eid will report to Chris Boerner, Executive Vice President & Chief Commercialization Officer

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

 Cautionary Statement Regarding Forward-Looking Statements

 This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Bristol-Myers Squibb’s and Celgene’s control.

 Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: the completion of the Merger may not occur on the anticipated terms and timing or at all; a condition to the closing of the Merger may not be satisfied; the combined company will have substantial indebtedness following the completion of the Merger; Bristol-Myers Squibb is unable to achieve the synergies and value creation contemplated by the Merger; Bristol-Myers Squibb is unable to promptly and effectively integrate Celgene’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of the combined company decline following the Merger; legal proceedings are instituted against Bristol-Myers Squibb, Celgene or the combined company; Bristol-Myers Squibb, Celgene or the combined company is unable to retain key personnel; and the announcement or the consummation of the Merger has a negative effect on the market price of the capital stock of Bristol-Myers Squibb and Celgene or on Bristol-Myers Squibb’s and Celgene’s operating results.

Additional information concerning these risks, uncertainties and assumptions can be found in Bristol-Myers Squibb’s and Celgene’s respective filings with the Securities and Exchange Commission (the “SEC”), including the risk factors discussed in Bristol-Myers Squibb’s and Celgene’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC. Except as otherwise required by law, Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Media:
Carrie Fernandez
609-252-5222
Carrie.Fernandez@bms.com

or
Andy Brimmer / Dan Katcher
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investors:
Tim Power
609-252-7509
timothy.power@bms.com